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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in this registration statement.
                                          /s/ Arthur Andersen LLP

                                          ARTHUR ANDERSEN LLP

Washington, D.C.

July 21, 1995